Exhibit 1(a)

PACIFICORP

$

First Mortgage Bonds

$                       % Series due

UNDERWRITING AGREEMENT

Dated:

[Underwriters’ representatives]

[Address(es)]

As Representatives of the several Underwriters

Ladies and Gentlemen:

The undersigned, PacifiCorp, an Oregon corporation (the “Company”), hereby confirms its agreement with the several Underwriters as follows:

1.                                      Definition of Certain Terms.  Except as may otherwise be defined herein, the following terms used herein shall have the following meanings:

(a)                                   “Act” shall mean the Securities Act of 1933, as amended.

(b)                                  “Articles” shall mean the Third Restated Articles of Incorporation of the Company.

(c)                                   “Bonds” shall mean $                  aggregate principal amount of the Company’s First Mortgage Bonds,       % Series due          .

(d)                                  “Commission” shall mean the Securities and Exchange Commission.

(e)                                   “Counsel for the Company” shall mean Stoel Rives LLP.

(f)                                     “Counsel for the Underwriters” shall mean Milbank, Tweed, Hadley & McCloy LLP.

(g)                                  “Effective Date” shall mean, with respect to the Registration Statement at any time, the later of (i) the date that such Registration Statement or any post-effective amendment thereto was or is declared effective by the Commission under the Act and (ii) the date that the Company’s Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act, in each case at such time.

(h)                                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)                                      “Incorporated Documents” shall mean the documents filed by the Company with the Commission under the Exchange Act that are, or are deemed to be, incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act.

(j)                                      “Mortgage” shall mean the Company’s Mortgage and Deed of Trust, dated as of January 9, 1989, with JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as successor trustee (the “Trustee”), as heretofore amended and supplemented by supplemental indentures, and as it is to be further amended and supplemented by the Supplemental Indenture.

(k)                                   “Prospectus” shall mean the prospectus relating to, among other securities, the Bonds included in the Registration Statement, as supplemented by a prospectus supplement specifying the terms of the Bonds and the plan of distribution thereof (the “Prospectus Supplement”), as filed pursuant to Rule 424(b) of the Regulations under the Act, including the Incorporated Documents.

(l)                                      “Registration Statement” shall mean the registration statement on Form S-3 (No. 333-            ), including the prospectus therein (relating to $700,000,000 aggregate offering price of the Company’s first mortgage bonds, including the Bonds, and unsecured debt securities) and exhibits thereto, for the registration under the Act of $700,000,000 aggregate offering price of the Company’s first mortgage bonds, including the Bonds, and unsecured debt securities, in each case, filed by the Company with the Commission, as amended and supplemented to the date of this Agreement and deemed to include the Incorporated Documents.

(m)                                “Regulations” shall mean the applicable published rules and regulations of the Commission under the Act, the Exchange Act and the Trust Indenture Act, as the case may be.

(n)                                  “Statements of Eligibility” shall mean the part of the Registration Statement that constitutes the statements of eligibility on Form T-1 under the Trust Indenture Act.

(o)                                  “Supplemental Indenture” shall mean the                         Supplemental Indenture to the Mortgage to be dated as of                         relating to the Bonds in substantially the form heretofore delivered to the Underwriters.

(p)                                  “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended.

(q)                                  “Underwriters” shall mean the several firms or corporations named in Schedule I hereto and any underwriter substituted as provided in Section 4(c) hereof and “Underwriter” shall mean one of the Underwriters.

(r)                                     “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be, and Incorporated Documents filed after the date of this Agreement and prior to the completion of the distribution of the Bonds; provided, however, that any supplement to the Prospectus filed with the Commission pursuant to Rule 424(b) of the Regulations under the Act with respect to an offering of the Company’s first mortgage bonds other than the Bonds shall not be deemed to be a supplement to, or a part of, the Prospectus.

2.                                   Purchase and Sale.  Upon the basis of the representations and warranties herein contained, and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to each Underwriter named in Schedule I hereto and such Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of Bonds set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price of            % of the principal amount thereof plus accrued interest, if any, from                         to the Closing Date.

                        (the “Representative”) represents that it has been authorized by each Underwriter to enter into this Agreement on behalf of such Underwriter, to confirm the statements described in Section 8(e) hereof and to act for it in the manner herein provided.  All obligations of the Underwriters hereunder are several and not joint.  Any action under or in respect of this Agreement may be taken by the Representative and such action will be binding upon all the Underwriters.

The Company has been advised by the Underwriters that they propose to (i) make a public offering of the Bonds as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially offer the Bonds to the public at the public offering price set forth in the Prospectus.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(a)                                   Filing of Registration Statement and any Preliminary Prospectus with Commission.  The Company meets the requirements for use of Form S-3 under the Act, the Company has filed with the Commission the Registration Statement and each preliminary prospectus relating to the Bonds, if any, required to be filed pursuant to Rule 424(b) of the Regulations under the Act; and the Registration Statement has been declared effective by the Commission under the Act and meets the requirements set forth in paragraph (a)(1)(ix) or (a)(1)(x) of Rule 415 of the Regulations under the Act and complies in all other material respects with such Rule 415.

(b)                                  Registration Statement; Prospectus; Incorporated Documents.  (i) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; (ii) the Registration Statement, at the Effective Date, each preliminary prospectus relating to the Bonds, if any, at the time it is filed with the Commission, and the Prospectus, at the time it is filed with the Commission, complied and will comply, as the case may be, except in each case for Incorporated Documents, in all material respects with the applicable requirements of the Act and the Trust Indenture

Act and the respective Regulations thereunder; (iii) the Registration Statement, at the Effective Date, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iv) the Prospectus, at the time it is filed with the Commission, will not and each preliminary prospectus relating to the Bonds, if any, at the time it was filed with the Commission, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) each Incorporated Document, at the time originally filed with the Commission pursuant to the Exchange Act, complied and will comply, as the case may be, in all material respects with the applicable requirements of the Exchange Act and the Regulations thereunder; provided, however, that the Company makes no representations or warranties as to (A) any of the Statements of Eligibility or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

(c)                                   Financial Statements.  The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition and operations of the Company and its consolidated subsidiaries at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Registration Statement and the Prospectus; and PricewaterhouseCoopers LLP, who examined certain audited financial statements of the Company, is an independent registered public accounting firm as required by the Act and the Regulations thereunder.

(d)                                  Material Changes or Transactions.  Except as reflected in, or contemplated by, the Registration Statement and the Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company (other than changes arising from transactions in the ordinary course of business), or any material adverse change in the business, affairs, business prospects, property or financial condition of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and since such dates there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and the Prospectus, and transactions in the ordinary course of business; and the Company has no material contingent obligation that is not disclosed in the Registration Statement and the Prospectus.

(e)                                   No Defaults.  The Company is not in violation of the Articles or its Bylaws, as amended, or in default in the performance or observance of any material obligation, covenant or condition contained in any contract, agreement or other instrument to which it is a party or by which it may be bound, the effect of which is material to the Company and its subsidiaries taken as a whole, and neither the execution and delivery of this Agreement, the Mortgage or the Bonds, the consummation of the transactions herein or therein contemplated, the fulfillment of the terms hereof or thereof nor compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of, or constitute a default under (i) the Articles or such Bylaws, or any material contract, agreement or other instrument to which it is now a party or by which it may be bound or (ii) any order, rule or regulation applicable to the Company of any court or any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties, the effect of which, singly or in the aggregate, would be material to the Company.

(f)                                     Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained herein.

(g)                                  Mortgage.  The Mortgage has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Mortgage conforms to the description thereof in the Prospectus.

(h)                                  Bonds.  The Bonds have been duly authorized by the Company and, when authenticated and delivered in accordance with the Mortgage and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and will be entitled to the benefit of the security afforded by the Mortgage; and the Bonds conform to the description thereof in the Prospectus.

(i)                                      Title to, and Description of, Properties; Lien of Mortgage on Properties.  The Company has good and sufficient title to all the properties described as owned by it in, and subject to the lien of, the Mortgage (the “Properties”), subject only to Excepted Encumbrances (as defined in the Mortgage) and to minor defects and irregularities customarily found in properties of like size and character that do not materially impair the use of the property affected thereby in the operation of the business of the Company; the descriptions in the Mortgage of such of the Properties as are described therein are adequate to constitute the Mortgage as a lien thereon; and the Mortgage constitutes a valid first lien on the Properties, which include substantially all of the permanent physical properties and franchises of the Company (other than those expressly excepted), subject only to the exceptions enumerated above in this Section 3(i).

(j)                                      No Litigation.  There are no legal or governmental proceedings pending or threatened against the Company or its subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus other than those disclosed therein.

(k)                                   Due Incorporation and Qualification of Company.  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon with corporate power and corporate authority (i) to own its properties and conduct its business as described in the Prospectus and (ii) to execute and deliver, and perform its obligations under, this Agreement, the Mortgage and the Bonds; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

(l)                             Keeping of Records.  The Company (i) makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its consolidated subsidiaries and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to Counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

4.                                      Closing; Delivery of Bonds; Defaulting Underwriters.  (a)  Closing.  Delivery of the Bonds to the Underwriters, against payment of the purchase price therefor in immediately available funds by wire transfer to an account designated by the Company, shall be made prior to            [a.m./p.m.], New York City time, on                         through the facilities of The Depository Trust Company (“DTC”), or at such other time, date and location as may be agreed upon in writing by the Company and the Representatives.  Delivery of the documents required by Section 6 hereof shall be made at such time and date at the offices of Milbank, Tweed, Hadley & McCloy LLP, or at such other location as may be agreed upon in writing by the Company and the Representative.  The hour and date of such delivery and payment are herein called the “Closing Date.”

(b)                                 Delivery of Bonds.  The certificates for the Bonds shall be registered in the name of “Cede & Co.,” as nominee of DTC, and delivered to DTC or its custodian not later than             [a.m./p.m.], New York City time, on the business day prior to the Closing Date.  For the purpose of expediting the checking of the certificates for the Bonds by the Representative on behalf of the Underwriters, the Company agrees to make such certificates available to the Representative for such purpose at the offices of Milbank, Tweed, Hadley & McCloy LLP, in New York, New York, not later than             [a.m./p.m.], New York City time, on the business day prior to the Closing Date or at such other time and place as may be agreed upon by the Company and the Representative.

(c)                     Defaulting Underwriters.  If on the Closing Date any Underwriter shall fail to purchase and pay for the Bonds that such Underwriter has agreed to purchase and pay for hereunder on such date (otherwise than by reason of any failure on the part of the Company to comply with any of the provisions contained herein), the non-defaulting Underwriters shall be obligated, severally and not jointly, to take up and pay for (in addition to the respective principal amount of Bonds set forth opposite their respective names in Schedule I hereto) the principal amount of Bonds that such defaulting Underwriter or Underwriters failed to take up and pay for, up to a principal amount of Bonds equal to, in the case of each such non-defaulting Underwriter, ten percent (10%) of the principal amount of Bonds set forth opposite the name of such non-defaulting Underwriter in Schedule I hereto and the non-defaulting Underwriters shall have the right, within 24 hours of such default, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for the remaining principal amount of Bonds that the defaulting Underwriter or Underwriters agreed but failed to purchase.  If any unpurchased Bonds still remain, then the Company shall be entitled to a further period of 24 hours within which to procure another party or other parties, members of the National Association of Securities Dealers, Inc. (or, if not members of such Association, who are not eligible for membership in such Association and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with such Association’s Conduct Rules) and satisfactory to the Representative, to purchase such Bonds on the terms herein set forth.  In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have arranged for the purchase of such Bonds, or the Company notifies the non-defaulting Underwriters that they have arranged for the purchase of such Bonds, then the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period of not more than three full business days beyond the expiration of the respective prescribed periods in order to effect whatever changes may thus be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements.  In the event that none of the non-defaulting Underwriters or the Company has arranged for the purchase of such Bonds by another party or parties as above provided, then this Agreement shall terminate without any liability on the part of the Company or any Underwriter (other than an Underwriter that shall have failed or refused, otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder, to purchase and pay for the Bonds that such Underwriter has agreed to purchase as provided in Section 2 hereof), except as otherwise provided in Section 5(j) hereof.

5.                                       Covenants of the Company.  The Company covenants and agrees that:

(a)                                  Filing of Prospectus.  The Company will promptly transmit copies of the Prospectus, and any amendments or supplements thereto, to the Commission for filing pursuant to Rule 424(b) of the Regulations under the Act.

(b)                                 Copies of Registration Statement and Prospectus; Stop Orders.  The Company will deliver to each of the Underwriters and Counsel for the Underwriters (i) one signed copy of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), (ii) signed copies of any amendments and supplements to the Registration Statement, including copies of the Incorporated Documents (other than exhibits thereto), and (iii) a signed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Act; the Company will promptly advise the Underwriters of the issuance of any stop order under the Act with respect to the Registration Statement (as it may be amended or supplemented) or the institution of any proceedings therefor, or the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, of which the Company shall have received notice prior to the completion of the distribution of the Bonds; and the Company will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued.

(c)                                  Filing of Amendments and Supplements.  During the period when a prospectus relating to the Bonds is required to be delivered under the Act by any Underwriter or dealer, the Company will not file any amendment or supplement to the Registration Statement, the Prospectus (including a prospectus relating to the Bonds filed pursuant to Rule 424(b) of the Regulations under the Act that differs from the Prospectus as first filed pursuant to such Rule 424(b)) or any Incorporated Document to which the Representative shall reasonably object as to substance or Counsel for the Underwriters shall reasonably object as to form.

(d)                                 Compliance with Act.  During the period when a prospectus relating to the Bonds is required to be delivered under the Act by any Underwriter or dealer, the Company will comply so far as it is able, and at its own expense, with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Bonds during such period in accordance with the provisions hereof and the Prospectus.

(e)                                  Certain Events and Amendments or Supplements.  If, during the period when a prospectus relating to the Bonds is required to be delivered under the Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur that as a result of which, in the Company’s opinion, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Exchange Act or the Trust Indenture Act or the respective Regulations thereunder, the Company will forthwith at its expense prepare and furnish to the Underwriters a reasonable number of copies of such amendment or supplement that will correct such statement or omission or effect such compliance; provided, however, that should such event relate solely to activities of any of the Underwriters, then the Underwriters shall assume the expense of preparing and furnishing copies of any such amendment or supplement.  Notwithstanding the foregoing, in case any Underwriter is required to deliver a prospectus relating to the Bonds after the expiration of nine months after the date of this Agreement, the Company upon the request of the Underwriters will, furnish to the Underwriters, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10 of the Act.

(f)                                    Blue Sky Qualifications.  During the period when a prospectus relating to the Bonds is required to be delivered under the Act by any Underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue sky laws of such jurisdictions as the Underwriters may designate and will file and make in each year such statements or reports as are or may be reasonably required by laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file any consents to service of process under the laws of any jurisdiction.

(g)                                 Earning Statement.  In accordance with Rule 158 of the Regulations under the Act, the Company will make generally available to its security holders, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158 of the Regulations under the Act) of the Registration Statement.

(h)                                 Exchange Act Documents; Ratings Notification.  The Company, during the period when a prospectus relating to the Bonds is required to be delivered under the Act by any Underwriter or dealer, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and the Company will promptly notify the Underwriters of any written notice given to the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1 under the Exchange Act) of any intended decrease in any rating of any securities of the Company or of any intended change in any such rating that does not indicate the direction of the possible change, in each case by any such rating organization.

(i)                                     No Issuance Period.  Between the date of this Agreement and the earlier of
(i) the termination of any trading restrictions with respect to the Bonds and (ii) the third business day after the date of this Agreement, the Company will not, without the prior written consent of the Representatives, sell, offer to sell, or enter into any agreement to sell, any of its first mortgage bonds.

(j)                                     Payment of Expenses.  Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay, except as otherwise expressly provided herein, all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and the Prospectus (and any amendments or supplements thereto), any preliminary prospectus relating to the Bonds and any Incorporated Documents and exhibits thereto, and this Agreement, (ii) the issuance and delivery of the Bonds to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, including Milbank Tweed, Hadley & McCloy LLP in its role as counsel to the Company with regard to matters under the Public Utility Holding Company Act of 1935, and accountants, (iv) the fees and expenses of the Trustee and its counsel, (v) the fees and expenses in connection with the rating of the Bonds by securities rating organizations, (vi) the expenses in connection with the qualification of the Bonds under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the fees and disbursements of Counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey, (vii) the printing and delivery to the Underwriters of copies of the Registration Statement and the Prospectus (and any amendments or supplements thereto), the Supplemental Indenture and the Incorporated Documents, (viii) the printing and delivery to the Underwriters of copies of any blue sky survey, (ix) any expenses incurred by the Company in connection with a “road show” presentation to potential investors and (x) the preparation, execution, filing and recording of the Supplemental Indenture.  If this Agreement is terminated in accordance with the provisions of Section 6, 7 or 9 hereof, or if this Agreement is terminated pursuant to Section 4(c) hereof and could have been terminated in accordance with the provisions of Section 6, 7 or 9 hereof, the Company shall reimburse the Underwriters for their reasonable out-of-pocket expenses (other than counsel fees and disbursements) in an amount not exceeding $15,000 in the aggregate, and counsel fees and disbursements.  The Company shall not be required to pay any amount for any expenses of the Underwriters except as provided in this Section 5(j).  The Company shall not in any event be liable to any of the Underwriters for damages on account of the loss of anticipated profits.

(k)                                  Promptly after the Closing Date, the Company will effect such filing and recordation with respect to the Mortgage in such manner and in all such places as may be required by law in order fully to preserve and protect the security of the holders of the Bonds under the Mortgage and, thereafter, will furnish the Representative with an opinion of counsel that such filing and recordation with respect to the Mortgage have been effected.

6.                                      Conditions to Underwriters’ Obligations.  The several obligations of the Underwriters hereunder to purchase the Bonds shall be subject to the continuing accuracy of, and compliance with, the representations and warranties of the Company contained herein on the Closing Date (with the same force and effect as though expressly made on and as of the Closing Date, except that references therein to the Registration Statement and the Prospectus shall include any amendments or supplements thereto at the Closing Date), to the performance by the Company of its obligations to be performed hereunder on or prior to the Closing Date and to the following further conditions:

(a)                                  Filing of Prospectus with Commission; No Stop Order; Regulatory Approvals.  The Prospectus, and any amendments or supplements thereto, shall have been filed in the manner and within the time period required by Rule 424(b) of the Regulations under the Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; the order dated May 17, 2005 of the Idaho Public Utilities Commission and the order dated May 9, 2005 of the Public Utility Commission of Oregon, each authorizing the issuance of the Bonds by the Company as contemplated by this Agreement; the order dated April 27, 1988 of the Public Utilities Commission of the State of California exempting any issuance of securities of the Company from its jurisdiction, the order of the Public Service Commission of Utah issued on February 23, 2001 exempting the issuance of certain securities of the Company from its jurisdiction, the order of the Washington State Utilities and Transportation Commission issued on May 11, 2005 as to the compliance by the Company with the filing requirements of RCW 80.08.040 and the order dated September 13, 1996 (as clarified by letter order dated April 29, 1997) of the Public Service Commission of the State of Wyoming exempting any issuance of securities of the Company from its jurisdiction, in each case subject to certain conditions set forth therein, shall each be in full force and effect and shall not then be either contested or the subject of review or appeal, and such orders constitute the only approval, authorization, consent or other order of any governmental body legally required for the authorization of the issuance and sale of the Bonds by the Company pursuant to the terms of this Agreement, except such as may be required under the Act, the Trust Indenture Act or under state securities or blue sky laws; no authorization, approval or consent of the Commission under the Public Utility Holding Company Act of 1935 is necessary in connection with the issuance of the Bonds; and the Company shall have delivered to the Underwriters a certificate of the Company signed by the Chairman, the President and Chief Executive Officer, the Senior Vice President and General Counsel or the Treasurer of the Company, dated the Closing Date, to such effect with copies of such orders attached thereto and to the effect that, together with evidence thereof, the Company is validly existing as a corporation in good standing under the laws of the State of Oregon and that the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

(b)                                 Opinion of Counsel for Company.  The Company shall have furnished to the Underwriters the opinion of Counsel for the Company, dated the Closing Date, in form and substance satisfactory to Counsel for the Underwriters, to the effect that:

(i)                                     the Company is a duly organized and validly existing corporation under the laws of the State of Oregon;

(ii)                                  the Company has due corporate right and corporate authority to own its properties and to carry on the business in which it is engaged as described in the Prospectus and to execute and deliver, and perform its obligations under, this Agreement, the Mortgage and the Bonds;

(iii)                               the Mortgage has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as limited by laws with respect to or affecting the remedies for enforcement of the security provided for therein, which laws do not in the opinion of such counsel make such remedies inadequate for the practical realization of the benefits of such security, and by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and subject to requirements of reasonableness, good faith and fair dealing;

(iv)                              the Bonds conform as to legal matters to the description thereof and the statements in regard thereto contained in the Prospectus;

(v)                                 the Bonds have been duly authorized and executed by the Company, and when authenticated and delivered in accordance with the Mortgage and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and subject to requirements of reasonableness, good faith and fair dealing, and will be entitled to the benefit of the security afforded by the Mortgage;

(vi)                              the Company has good and sufficient title to the Properties, subject only to Excepted Encumbrances (as defined in the Mortgage) and to minor defects and irregularities customarily found in properties of like size and character that, in the opinion of such counsel, do not materially impair the use of the property affected thereby in the operation of the business of the Company; the descriptions in the Mortgage of such of the Properties as are described therein are adequate to constitute the Mortgage as a lien thereon; and the Mortgage constitutes a valid first lien on the Properties, which include substantially all of the permanent physical properties and franchises of the Company (other than those expressly excepted), subject only to the exceptions enumerated above in this paragraph (vi);

(vii)                           the Registration Statement, at the Effective Date, and the Prospectus, at the time it was filed pursuant to Rule 424(b) of the Regulations under the Act (except in each case as to financial statements and other financial data contained therein, upon which such opinion need not pass), complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the respective Regulations thereunder; the Registration Statement has become, and on the Closing Date is, effective under the Act and, to the best of such counsel’s knowledge, no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Act; and in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement and Prospectus, such counsel has (A) reviewed the Registration Statement and the Prospectus, (B) read the Incorporated Documents, and (C) participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, and representatives and counsel for the Underwriters, during which conferences and conversations the contents of the Registration Statement and the Prospectus (and portions of the Incorporated

Documents) and related matters were discussed.  Such counsel has also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.  Based solely on the foregoing, nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (except in each case as to financial statements and other financial data contained therein, upon which such opinion need not pass), at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except in each case as to financial statements and other financial data contained therein, upon which such opinion need not pass), at the time it was filed pursuant to Rule 424(b) of the Regulations under the Act or on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(viii)                        this Agreement has been duly authorized, executed and delivered by the Company;

(ix)                                the Idaho Public Utilities Commission and the Public Utility Commission of Oregon have entered appropriate orders, which to the best knowledge of such counsel remain in full force and effect on the date of such opinion, each authorizing the issuance of the Bonds by the Company; the Washington Utilities and Transportation Commission has entered an appropriate order, which to the best knowledge of such counsel remains in full force and effect on the date of such opinion, as to the compliance by the Company with the filing requirements of RCW 80.08.040; and, together with certain exemptive orders that have been issued by each of the Public Utilities Commission of the State of California, the Public Service Commission of Utah and the Public Service Commission of Wyoming (which to the best of such counsel’s knowledge remain in full force and effect on the date of such opinion), such orders constitute the only approval, authorization, consent or other order of any governmental body legally required for the authorization of the issuance of the Bonds by the Company pursuant to the terms of this Agreement, except such as may be required under the Act, the Trust Indenture Act, the Federal Power Act, the Public Utility Holding Company Act of 1935 or under state securities or blue sky laws;

(x)                                   the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) the Articles or the Company’s Bylaws, as amended, or any indenture, mortgage, deed of trust or other material agreement for borrowed money the terms of which are known to such counsel to which the Company is a party or by which it may be bound or (B) any order, rule or regulation applicable to the Company of any state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its properties, the effect of which, singly or in the aggregate, is material to the Company; and

(xi)                                those portions of the Registration Statement or the Prospectus that are stated therein to have been made on the authority of such counsel have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct.

In rendering such opinion, Counsel for the Company may rely, (i) as to matters involving the application of the laws of the State of New York, upon the opinion of Counsel for the Underwriters rendered pursuant to Section 6(d) hereof and (ii) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.  References to the Registration Statement and the Prospectus in this Section 6(b) shall include any amendments or supplements thereto at the date such opinion is rendered.

(c)                                  Opinion of General Counsel of Company.  The Company shall have furnished to the Underwriters the opinion of General Counsel of the Company, dated the Closing Date, in form and substance satisfactory to Counsel for the Underwriters, to the effect that:

(i)                                           to the best of such counsel’s knowledge and information, there are no legal or governmental proceedings pending or threatened against the Company or its subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus pursuant to the Act, the Exchange Act or the Regulations, other than those disclosed therein;

(ii)                                  each Incorporated Document as originally filed pursuant to the Exchange Act (except as to financial statements and other financial data contained therein, upon which such opinion need not pass) complied as to form when so filed in all material respects with the requirements of the Exchange Act and the Regulations thereunder; and

(iii)                               the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any order, rule or regulation applicable to the Company of any court or any federal regulatory body having jurisdiction over the Company or its properties, the effect of which, singly or in the aggregate, is material to the Company.

In rendering such opinion, General Counsel to the Company may rely, (i) as to matters involving the application of the laws of the State of New York, upon the opinion of Counsel for the Underwriters rendered pursuant to Section 6(d) hereof and (ii) as to matters of fact, to the extent deemed proper, on certificates of public officials.  References to the Registration Statement and the Prospectus in this Section 6(c) shall include any amendments or supplements thereto at the date such opinion is rendered.

(d)                                 Opinion of Counsel for Underwriters.  The Underwriters shall have received the opinion of Counsel for the Underwriters, dated the Closing Date, with respect to the matters set forth in paragraphs (iii), (iv) and (v), the first, second and third clauses of paragraph (vii) and paragraph (viii) of Section 6(b) hereof and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to Counsel for the Underwriters such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Counsel for the Underwriters may rely, (i) as to matters involving the application of laws other than the laws of the State of New York, upon the opinion of Counsel for the Company rendered pursuant to Section 6(b) hereof and (ii) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

(e)                                  Letter of Accountants.  PricewaterhouseCoopers LLP shall have furnished to the Underwriters a letter or letters, dated as of the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, confirming that it is an independent registered public accounting firm within the meaning of the Act and the Regulations thereunder with respect to the Company and its subsidiaries and stating in effect that:

(i)                                     in its opinion, the consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus and audited by it comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder;

(ii)                                  on the basis of a reading of the unaudited consolidated financial statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus and the latest available interim unaudited consolidated financial statements of the Company, the performance of the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of any such unaudited consolidated financial information as described in AU 722, Interim Financial Information, inquiries of officials of the Company responsible for financial and accounting matters and a reading of the minutes of meetings of the shareholders and the Board of Directors of the Company and the Finance and Pricing Committees thereof through a specified date not more than five days prior to the Closing Date, nothing came to its attention that caused it to believe that:  (A) any material modification should be made to the unaudited consolidated financial statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles or any such unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act or the Regulations thereunder; (B) for the period from                         to                        , there were any decreases in consolidated revenues, earnings on common stock or earnings per common share as compared with the comparable period of the preceding year; or (C) at                        , there was any change in the capital stock or long-term debt of the Company or any decrease in its net assets as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except in all instances for changes or decreases that the Registration Statement or the Prospectus discloses have occurred or may occur, or for changes or decreases that are described in such letter that are reasonably satisfactory to the Underwriters; and

(iii)                               if unaudited pro forma financial statements are included or incorporated by reference in the Registration Statement and the Prospectus, on the basis of a reading of such financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the company acquired or to be acquired who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such pro forma financial statements, nothing came to its attention that caused it to believe that such pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that such pro forma adjustments have not been properly applied to such historical amounts in the compilation of such pro forma financial statements.

Such letter shall also cover such other matters as the Underwriters shall reasonably request, including but not limited to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and any other information of an accounting, financial or statistical nature included therein.  References to the Registration Statement and the Prospectus in this Section 6(d) shall include any amendments or supplements thereto at the Closing Date.

(f)                                    Certificate.  On the Closing Date, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may then be amended or supplemented, except as may otherwise be stated therein or contemplated thereby, any material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Company signed by the Chairman, the President and Chief Executive Officer, the Senior Vice President and General Counsel or the Treasurer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the other representations and warranties on the part of the Company contained in this Agreement are true and correct (with the same force and effect as though expressly made on and as of the Closing Date, except that references therein to the Registration Statement and the Prospectus shall include any amendments or supplements thereto at the Closing Date), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement on or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

(g)                                 Ratings.  Moody’s Investors Service, Inc. and Standard & Poor’s shall have publicly assigned to the Bonds ratings of       and       , respectively, which ratings shall be in full force and effect on the Closing Date (whether or not the subject of any possible downgrading).

(h)                                 Other Documents.  On the Closing Date, Counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Bonds as hereby contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Bonds as hereby contemplated shall be satisfactory in form and substance to the Underwriters and Counsel for the Underwriters.

In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Underwriters upon mailing or delivering written notice thereof to the Company.  Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 5(j) hereof and except for any liability under Section 8 hereof.

7.                                      Conditions of Company’s Obligations.  The obligations of the Company hereunder are subject to the conditions set forth in Section 6(a) hereof exclusive of the first and last clauses thereof.  In case the condition specified above in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Underwriters.  Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 5(j) hereof and except for any liability under Section 8 hereof.

8.                                      Indemnification and Contribution.  (a)  Indemnification by Company.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in a preliminary prospectus relating to the Bonds, if any, including all documents then incorporated by reference therein pursuant to Item 12 of Form S-3, in the Incorporated Documents, in the Registration Statement or the Prospectus, or in the Registration Statement or the Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been made), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to either thereof) or arising out of, or based upon, statements in or omissions from any of the Statements of Eligibility; provided, however, any such indemnity for a preliminary prospectus relating to the Bonds, if any, or the Prospectus shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any loss, liability, claim, damage or expense arising from the sale of the Bonds to any person if the Prospectus or any amendments or supplements to the Prospectus shall have been furnished to any Underwriter on a timely basis and in such quantities to permit such Underwriter to send or give to such person and it shall be established that such Underwriter shall have failed to send or give to such person (i) with or prior to the written confirmation of such sale, a copy of the Prospectus or such amendment or supplement, except the Incorporated Documents, and the untrue statement or omission of a material fact contained in such preliminary prospectus or the Prospectus and giving rise to such loss, liability, claim, damage or expense was corrected in the Prospectus or such amendment or supplement or (ii) with or prior to the delivery of the Bonds to such person, a copy of such amendment or supplement to the Prospectus that shall have been furnished subsequent to such written confirmation and prior to such delivery, except the Incorporated Documents, and the untrue statement or omission of a material fact contained in the Prospectus and giving rise to such loss, liability, claim, damage or expense was corrected in such amendment or supplement;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above.

(b)                                 Indemnification of Company.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and any amendments or supplements thereto, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or a preliminary prospectus relating to the Bonds, if any, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto) or any such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)                                  General.  Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability on account of this indemnity agreement except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of such action.  If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party, in which case such indemnifying party cannot assume the control of the defense.  Such firm shall be designated in writing by, in the case of parties indemnified under Section 8(b) hereof, the Representatives, and in the case of parties indemnified under Section 8(a) hereof, the Company.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.  Fees and expenses to be paid by the indemnifying parties shall be reimbursed as they are incurred.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of each indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus Supplement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this

Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  Confirmation of Certain Statements.  The Underwriters confirm that the statements with respect to the public offering of the Bonds set forth with respect to market making activities, in the                         and                         paragraphs under the caption “Underwriting” in the Prospectus Supplement, are correct and were furnished in writing to the Company by the Underwriters for inclusion in the Prospectus.

9.                                      Termination.  The Underwriters may, by notice to the Company, terminate this Agreement at any time at or prior to the Closing Date, if (a) a banking moratorium shall have been declared either by federal authorities or authorities in the States of New York or Oregon, (b) trading in securities generally on the New York Stock Exchange or of any securities of the Company shall have been suspended by the Commission or the New York Stock Exchange or there shall have been established by the Commission or the New York Stock Exchange, any federal or state agency or the decision of any court any limitation on the prices for such trading or any restrictions on the distribution of such securities, (c) any outbreak or material escalation of hostilities or other calamity or crisis affecting the financial markets of the United States shall have occurred, (d) a downgrading shall have occurred of the Bonds or any other securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1 of the Regulations under the Exchange Act) or (e) any change in the business or properties of the Company shall have occurred, the effect of which is such as to make it impracticable to proceed with the sale or delivery of the Bonds and, in the case of any of the events specified in clauses (a) through (d) of this Section 9, the effect of such event, singly or together with any other such events, is such as to make it, in the judgment of the Representatives, impracticable to proceed with the sale or delivery of the Bonds.  Any termination hereof pursuant to this Section 9 shall be without liability of any party to any other party except as otherwise provided in Section 5(j) hereof and except for any liability under Section 8 hereof.

10.                                 Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates signed by officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Bonds to the Underwriters.

11.                                 Miscellaneous.  The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.  This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 8 hereof, each controlling person referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors” as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Bonds from any of the Underwriters.  This Agreement may be executed in any number of separate counterparts all of which together shall constitute the same Agreement.

12.                                 Notices and Authority to Act.  All communications hereunder shall be in writing (which may be facsimile transmission) and effective only upon receipt and, if to the Underwriters, shall be sent to                         at the address set forth at the beginning of this Agreement, or, if to the Company, shall be sent to it at PacifiCorp, 825 N.E. Multnomah, Suite 1900, Portland, Oregon 97232, Attention of                        .

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

PACIFICORP

By:
Name:
Title:

Accepted as of the date first above written.

[UNDERWRITERS]

By: [Representative]

Name:
Title:

On behalf of themselves and

as Representatives of the

several Underwriters

SCHEDULE I

Underwriter	Principal Amount of Bonds
[Name]	$
[Name]	$
[Name]	$

Total	$